Exhibit 3.2
ACTION BY WRITTEN CONSENT
OF THE PREFERRED STOCKHOLDERS OF
CAVIUM NETWORKS, INC.
     The undersigned, being a holder of Preferred Stock of Cavium Networks, Inc., a Delaware corporation (the “Company”), pursuant to Section 228 of the Delaware General Corporation Law and the Company’s Bylaws, hereby adopts and approves the following resolutions by written consent with respect to all shares of Preferred Stock of the Company held by the undersigned:
Approval of Initial Public Offering
    Whereas, the Company is in the process of undertaking a firm commitment underwritten initial public offering of shares of its Common Stock (the “IPO”) pursuant to a registration statement on Form S-1 (the “Registration Statement”); and
   Whereas, Article IV, Section C(6)(a)(ix) of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) requires the approval of a majority in interest of the then outstanding shares of Preferred Stock to consummate an IPO.
   Whereas, the Board of Directors of the Company (the “Board”) believes it is desirable and in the best interests of the Company to consummate an IPO.
   Now, Therefore, Be It Resolved, that, pursuant to Article IV, Section C(6)(a)(ix) of the Certificate of Incorporation, the IPO be, and it hereby is, approved.
Conversion of Preferred Stock into Common Stock
    Whereas, Article IV, Section C(3)(b) of the Company’s Certificate of Incorporation provides that upon the consent or agreement of holders of a majority in interest of the then outstanding shares of Preferred Stock each share of Preferred Stock shall automatically be converted into shares of Common Stock in accordance with Article IV, Section C(3)(b) of the Certificate of Incorporation.
   Whereas, the Board believes it is desirable and in the best interests of the Company to automatically convert each share of Preferred Stock into one share of Common Stock immediately upon the closing of the IPO pursuant to an effective Registration Statement regardless of the public offering price per share.

   Now, Therefore, Be It Resolved, that pursuant to Article IV, Section C(3)(b) of the Certificate of Incorporation the undersigned hereby approve the automatic conversion of each share of Preferred Stock into shares of Common Stock in accordance with the Certificate of Incorporation immediately upon the closing of the IPO pursuant to an effective Registration Statement regardless of the public offering price per share.
     General Authorizing Resolution
    Resolved, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take such further actions and execute such further documents, as they deem necessary or appropriate to effectuate the intent of the foregoing resolutions.
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     In Witness Whereof, the undersigned has executed this Action by Written Consent of the Preferred Stockholders as of March 29, 2007.

NEOCARTA VENTURES, L.P.
By:	NeoCarta Associates, LLC, its General Partner

By:	/s/ Tony Pantuso
Tony Pantuso, Managing Director

Address:	343 Sansome Street, Suite 525
San Francisco, CA 94104

Facsimile:	(415) 277-0240
E-mail:	tpantuso@neocarta.com

NEOCARTA SCOUT FUND, L.L.C.
By:	NeoCarta Associates, LLC, its Manager

By:	/s/ Tony Pantuso
Tony Pantuso, Managing Director

Address:	343 Sansome Street, Suite 525
San Francisco, CA 94104

Facsimile:	(415) 277-0240
E-mail:	tpantuso@neocarta.com

     In Witness Whereof, the undersigned has executed this Action by Written Consent of the Preferred Stockholders as of April 4, 2007.

MENLO VENTURES IX, L.P. MENLO ENTREPRENEURS FUND IX, L.P. MENLO ENTREPRENEURS FUND IX(A), L.P. MMEF IX, L.P.
By:	MV Management IX, L.L.C., their General Partner

By:	/s/ John Jarve
Managing Member

Address:	3000 Sand Hill Road, Bldg 4 Suite 100
Menlo Park, CA 94025

Facsimile:	(650) 854-7059
E-Mail:	john@menloventures.com

     In Witness Whereof, the undersigned has executed this Action by Written Consent of the Preferred Stockholders as of April 2, 2007.

DIAMONDHEAD VENTURES, L.P. DIAMONDHEAD VENTURES PRINCIPALS FUND, L.P. DIAMONDHEAD VENTURES ADVISORY FUND, L.P.
By:	Diamondhead Management, L.L.C., their General Partner

By:	/s/ Raman Khanna
Raman Khanna, General Partner

2200 Sand Hill Road, Suite 110
Menlo Park, CA 94025

Facsimile: (650) 233-7527
E-Mail: raman@dhven.com